UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 26, 2011

Seacoast Banking Corporation of Florida
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-13660	59-2260678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

815 Colorado Avenue, Stuart, Florida		34994
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	772-287-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03. Material Modification to Rights of Security Holders.

On May 27, 2011, Seacoast Banking Corporation of Florida (the “Company”) filed with the Florida Secretary of State Articles of Amendment (the “Articles of Amendment”) to the Company’s Amended and Restated Articles of Incorporation adding a new Section 4.06 to Article IV thereto (the “Protective Amendment”) that is intended to help preserve certain tax benefits primarily associated with the Company’s net operating losses. As described below under Item 5.07 of this Current Report on Form 8-K, the Protective Amendment was approved by the Company’s shareholders at the Company’s 2011 Annual Meeting of Shareholders held on May 26, 2011 (the “Annual Meeting”).

The following is a summary of the material terms of the Protective Amendment.

Prohibited Transfers.  Subject to certain exceptions pertaining to existing 5% or greater shareholders, the Protective Amendment generally will restrict any direct or indirect transfer (such as transfers of our stock that result from the transfer of interests in other entities that own our stock) if the effect would be to:

•	increase the direct or indirect ownership of our stock by any person (or any “public group” of shareholders, as that term is defined under Section 382) from less than 5% to 5% or more of our common stock, $0.10 par value (“Common Stock”);

•	increase the percentage of our Common Stock owned directly or indirectly by a person (or public group) owning or deemed to own 5% or more of our Common Stock; or

•	create a new public group.

Consequences of Prohibited Transfers. Upon adoption of the Protective Amendment, any direct or indirect transfer attempted in violation of the Protective Amendment would be void ab initio as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our Common Stock would terminate effective simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such Common Stock, or in the case of options or warrants, receiving our Common Stock in respect of their exercise. Prohibited transfers are also subject to other restrictions, as set forth in the Articles of Amendment.

Modification and Waiver of Transfer Restrictions. The Company’s Board of Directors will have the discretion to approve a transfer of our Common Stock or securities convertible into shares of our Common Stock that would otherwise violate the transfer restrictions if it determines that the transfer is in the Company’s and our shareholders’ best interests. If the Board of Directors decides to permit such a transfer, that transfer or later transfers may result in an “ownership change” that could limit our use of our net operating losses (collectively, “NOLs”) for tax benefits.

The Board of Directors may establish, modify, amend or rescind by-laws, regulations and procedures for purposes of determining whether any transfer of Common Stock would jeopardize our ability to use our NOLs.

The Protective Amendment will expire on the earliest of:

•	the Board of Director’s determination that the Protective Amendment is no longer necessary for the preservation of our NOLs because of the amendment or repeal of Section 382 or any successor statute;

•	the beginning of a taxable year to which the Board of Directors determines that none of our NOLs may be carried forward;

•	such date as the Board of Directors otherwise determines that the Protective Amendment is no longer necessary for the preservation of tax benefits associated with our NOLs; or

•	three years from its adoption, unless reapproved by shareholders.

The Board of Directors may also accelerate the expiration date of the Protective Amendment in the event of a change in the law.

The foregoing description of the Protective Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Articles of Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided under Item 3.03 above is incorporated by reference into this Item 5.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 26, 2011, the Company held its Annual Meeting.  Of the 93,504,938 shares of Common Stock outstanding as of the record date for the Annual Meeting, 77,114,758 shares were present at the meeting in person or by proxy.  The final results of each of the proposals voted on by the Company’s shareholders are described below:

Proposal 1 – Elect Directors: To re-elect four Class III directors, each to serve for a term of three years. The vote for each director is as set forth below.

		Number of Shares

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Stephen E. Bohner	52,307,960	3,646,769	21,160,029
T. Michael Crook	54,604,464	1,350,265	21,160,029
Dennis S. Hudson, III	54,623,421	1,331,308	21,160,029
Edwin E. Walpole, III	54,474,313	1,480,416	21,160,029

The four nominees were each re-elected as Class III directors by a plurality of the votes cast.

Proposal 2 — NOL Protective Amendment: To adopt a protective amendment to the Company’s Amended and Restated Articles of Incorporation to restrict certain transfers of the Company’s Common Stock, in order to preserve certain tax benefits associated with our net operating losses.

Votes For	Votes Against	Abstentions

73,407,008	2,266,824	1,440,926

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

Proposal 3 — Ratification of Appointment of Independent Auditor: To ratify the appointment of KPMG LLP as independent auditor for the Company for the fiscal year ending December 31, 2011.

Number of Shares
Votes For	Votes Against	Abstentions

76,689,553	261,569	163,636

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

Proposal 4 – Reverse Stock Split Extension: To extend the time frame from June 21, 2011 to May 25, 2012 in which our Board of Directors is permitted to (i) effect a reverse stock split of our Common Stock at one of seven reverse split ratios, 1 for-2, 1-for-5, 1-for-10, 1-for-15, 1-for-20, 1-for-25 or 1-for-30, as determined by the Board of Directors in its sole discretion, and (ii) reduce the number of authorized shares of our Common Stock by the reverse stock split ratio determined by the Board of Directors.

Votes For	Votes Against	Abstentions

71,457,401	4,484,384	1,172,973

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved. The Board of Directors has not made a determination as to whether it will effect the reverse stock split or the ratio or timing of any reverse stock split.

Proposal 5 – Advisory (Non-binding) Vote on Compensation of Named Executive Officers: To allow shareholders to endorse or not endorse the compensation of the Company’s named executive officers as disclosed in the proxy statement:

Number of Shares
Votes For	Votes Against	Abstentions	Broker Non-Votes

53,829,261	1,138,147	987,321	21,160,029

The vote required to approve this non-binding advisory resolution was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

Proposal 6 – Adjournment of Annual Meeting: To grant the proxy holders discretionary authority to vote to adjourn the Annual Meeting for up to 120 days to allow for the solicitation of additional proxies in the event that there are insufficient shares voted at the Annual Meeting, in person or by proxy, to approve the other proposals under consideration at the meeting.

Votes For	Votes Against	Abstentions

72,676,312	3,301,479	1,136,967

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Seacoast Banking Corporation of Florida.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seacoast Banking Corporation of Florida

May 31, 2011	By:	/s/Dennis S. Hudson, III

Name: Dennis S. Hudson, III
Title: Chairman & Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of Seacoast Banking Corporation of Florida